Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated March 25, 2011, relating to the financial statements of NTN Buzztime, Inc. for the years ended December 31, 2010 and December 31, 2009, which appears in NTN Buzztime Inc.’s Annual Report on Form 10- K for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
January 6, 2012